As filed with the Securities and Exchange Commission on January 21, 2021

Registration No. 33-34849

Registration No. 33-40509

Registration No. 33-44221

Registration No. 33-71860

Registration No. 33-87096

Registration No. 333-01069

Registration No. 333-05447

Registration No. 333-09903

Registration No. 333-56224

Registration No. 333-76184

Registration No. 333-79717

Registration No. 333-96203

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Post-Effective Amendment No. 2 to Form S–8 Registration Statement No. 33-34849

Post-Effective Amendment No. 2 to Form S–8 Registration Statement No. 33-40509

Post-Effective Amendment No. 2 to Form S–8 Registration Statement No. 33-44221

Post-Effective Amendment No. 2 to Form S–8 Registration Statement No. 33-71860

Post-Effective Amendment No. 2 to Form S–8 Registration Statement No. 33-87096

Post-Effective Amendment No. 2 to Form S–8 Registration Statement No. 333-01069

Post-Effective Amendment No. 2 to Form S–8 Registration Statement No. 333-05447

Post-Effective Amendment No. 1 to Form S–8 Registration Statement No. 333-09903

Post-Effective Amendment No. 1 to Form S–8 Registration Statement No. 333-56224

Post-Effective Amendment No. 1 to Form S–8 Registration Statement No. 333-76184

Post-Effective Amendment No. 1 to Form S–8 Registration Statement No. 333-79717

Post-Effective Amendment No. 1 to Form S–8 Registration Statement No. 333-96203

UNDER

THE SECURITIES ACT OF 1933

CISCO SYSTEMS, INC.

(Exact Name of Registrant as Specified in Its Charter)

California	77-0059951
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)

170 West Tasman Drive

San Jose, California 95134-1706

(Address of Principal Executive Offices) (Zip Code)

Cisco Systems, Inc. 1987 Stock Option Plan

Stratacom, Inc. 1994 Stock Option Plan

Stratacom, Inc. 1986 Incentive Stock Option Plan

Stratacom, Inc. 1992 Directors’ Stock Option Plan

Stratacom, Inc. 1992 Employee Stock Purchase Plan

Cisco Systems, Inc. 1996 Stock Incentive Plan

(Full Title of the Plans)

Evan Sloves

Secretary

Cisco Systems, Inc.

300 East Tasman Drive

San Jose, California 95134-1706

(Name and Address of Agent For Service)

(408) 526-4000

(Telephone Number, including area code, of agent for service)

Indicate by check mark whether the Registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐	Smaller reporting company	☐

		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the Registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☐

EXPLANATORY NOTE:

REMOVAL OF SECURITIES FROM REGISTRATION

The offerings contemplated by these Registration Statements on Form S-8 (the “Registration Statements”) have terminated. Pursuant to the undertakings contained in Part II of each of the Registration Statements, the Registrant is removing from registration, by means of a post-effective amendment to each of the Registration Statements (the “Post-Effective Amendments”), all shares of Common Stock, par value $0.001 per share, registered under the following Registration Statements (as adjusted by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without the Registrant’s receipt of consideration) which remained unsold at the termination of the offerings (the “Shares”).

Registration No.	Date Filed with SEC	Name of Equity Plan or Agreement	Shares
33-34849	12/10/1997	Cisco Systems, Inc. 1987 Stock Option Plan	34,491,961
33-40509	12/10/1997	Cisco Systems, Inc. 1987 Stock Option Plan
33-44221	12/10/1997	Cisco Systems, Inc. 1987 Stock Option Plan
33-71860	12/10/1997	Cisco Systems, Inc. 1987 Stock Option Plan
33-87096	12/10/1997	Cisco Systems, Inc. 1987 Stock Option Plan
333-01069	2/20/1996	Cisco Systems, Inc. 1987 Stock Option Plan
333-05447	7/29/1996	Stratacom, Inc. 1994 Stock Option Plan Stratacom, Inc. 1986 Incentive Stock Option Plan	3,136,495	*
333-09903	8/9/1996	Stratacom, Inc. 1994 Stock Option Plan Stratacom, Inc. 1986 Incentive Stock Option Plan Stratacom, Inc. 1992 Directors’ Stock Option Plan Stratacom, Inc. 1992 Employee Stock Purchase Plan	9,512,588
333-56224	2/26/2001	Cisco Systems, Inc. 1996 Stock Incentive Plan	523,610,351
333-76184	1/2/2002
333-79717	6/1/1999
333-96203	2/4/2000

*	These shares were subsequently also registered on Registration No. 333-09903.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, and Rule 478, the Registrant has duly caused these Post-Effective Amendments to the Registration Statements to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Jose, State of California, on January 21, 2021.

Cisco Systems, Inc.

By:	/s/ Evan Sloves
Evan Sloves
Secretary